Exhibit 99.1

Media Relations Contact:

Brian Ziel (408.658.1540)

brian.ziel@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2013

FINANCIAL RESULTS

CUPERTINO, CA — October 31, 2012 — Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended September 28, 2012. During the first quarter, on a GAAP basis the company reported revenue of approximately $3.7 billion, gross margin of 28.4%, net income of $582 million and diluted earnings per share of $1.42. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 29.0%, net income of $594 million, and diluted earnings per share of $1.45.

In the September quarter, Seagate generated approximately $1.1 billion in cash from operations, paid cash dividends of $127 million and redeemed approximately 20.5 million ordinary shares, or approximately 5% of ordinary shares at the beginning of the fiscal quarter for approximately $669 million. During the nine months ended September 28, 2012, Seagate redeemed approximately 109 million ordinary shares, resulting in an approximate reduction of 17% of the Company’s share count. Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2.5 billion at the end of the first quarter, a sequential increase of approximately $259 million.

“Seagate continues to adapt to dynamic industry conditions, managing inventory and demand with our customers while maintaining investments in our technology portfolio that will position us for continued success in the marketplace over the long-term,” said Steve Luczo, Seagate chairman and chief executive officer. “Returning value to shareholders remains a top priority with over 70% of our operating cash flow going towards share redemptions and dividends this quarter.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investors section of seagate.com.

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Quarterly Cash Dividend

The Board of Directors has approved a quarterly cash dividend of $0.32 per share, which will be payable on November 29, 2012 to shareholders of record as of the close of business on November 14, 2012. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 5:30 a.m. Pacific Time on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the company will provide an outlook for its second fiscal quarter of 2013 including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 10:00 a.m. Pacific Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 28, 2012 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this document and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to our operating and financial condition. Such risks and uncertainties include, but are not limited to; the uncertainty in global economic conditions as consumers and businesses may defer purchases in response to tighter credit and financial news, the impact of the variable demand and the adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans and the risk that we will incur significant incremental costs in connection with the implementation of our recently executed transaction with Samsung Electronics Co., Ltd or that we will not achieve the benefits expected from such transactions. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on August 8, 2012 which statements are incorporated into this document by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 28, 2012	June 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,894	$1,707
Short-term investments	476	411
Restricted cash and investments	100	93
Accounts receivable, net	1,684	2,319
Inventories	845	909
Deferred income taxes	112	104
Other current assets	638	767
Total current assets	5,749	6,310
Property, equipment and leasehold improvements, net	2,243	2,284
Goodwill	475	463
Other intangible assets	517	506
Deferred income taxes	403	396
Other assets, net	135	147
Total Assets	$9,522	$10,106
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,808	$2,286
Accrued employee compensation	217	344
Accrued warranty	209	235
Accrued expenses	516	531
Current portion of long-term debt	3	—
Total current liabilities	2,753	3,396
Long-term accrued warranty	128	128
Long-term accrued income taxes	87	84
Other non-current liabilities	152	138
Long-term debt, less current portion	2,867	2,863
Total Liabilities	5,987	6,609

Equity:
Total Equity	3,535	3,497
Total Liabilities and Equity	$9,522	$10,106

The information as of June 29, 2012 was derived from the Company’s audited Consolidated Balance Sheet as of June 29, 2012.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	September 28, 2012	September 30, 2011
Revenue	$3,732	$2,811

Cost of revenue	2,671	2,262
Product development	268	208
Marketing and administrative	150	105
Amortization of intangibles	19	—
Restructuring and other, net	—	—
Total operating expenses	3,108	2,575

Income from operations	624	236

Interest income	2	1
Interest expense	(55)	(69)
Other, net	29	(16)
Other expense, net	(24)	(84)

Income before income taxes	600	152
Provision for income taxes	18	12
Net income	582	140
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to Seagate Technology plc	$582	$140

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	$1.48	$0.33
Diluted	1.42	0.32
Number of shares used in per share calculations:
Basic	394	421
Diluted	409	433

Cash dividends declared per Seagate Technology plc ordinary share	$0.32	$0.18

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	September 28, 2012	September 30, 2011
OPERATING ACTIVITIES
Net income	$582	$140
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	212	182
Share-based compensation	17	12
Loss on redemption of debt	—	5
Gain on sale of property and equipment	(6)	(10)
Gain on sale of strategic investments	(33)	—
Deferred income taxes	(5)	—
Other non-cash operating activities, net	—	10

Changes in operating assets and liabilities:
Accounts receivable, net	648	49
Inventories	110	47
Accounts payable	(373)	(298)
Accrued employee compensation	(132)	(57)
Accrued expenses, income taxes and warranty	(57)	12
Other assets and liabilities	169	68
Net cash provided by operating activities	1,132	160

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(263)	(218)
Proceeds from the sale of property and equipment	4	8
Proceeds from the sale of equity investments	41	—
Purchases of short-term investments	(74)	(254)
Sales of short-term investments	64	214
Maturities of short-term investments	5	87
Cash used in acquisition of LaCie S.A., net of cash acquired	(36)	—
Change in restricted cash and investments	(6)	14
Net cash used in investing activities	(265)	(149)

FINANCING ACTIVITIES
Repayments of long-term debt and capital lease obligations	—	(34)
Repurchases of ordinary shares	(639)	(128)
Escrow deposit for acquisition of noncontrolling shares of LaCie S.A.	(72)	—
Proceeds from issuance of ordinary shares under employee stock plans	157	26
Dividends to shareholders	(127)	(78)
Net cash used in by financing activities	(681)	(214)

Effect of foreign currency exchange rate changes on cash and cash equivalents	1	—
Increase (decrease) in cash and cash equivalents	187	(203)
Cash and cash equivalents at the beginning of the period	1,707	2,677
Cash and cash equivalents at the end of the period	$1,894	$2,474

Use of non-GAAP financial information

To supplement the preliminary financial information presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted EPS and gross margin which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses that the Company believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended
		September 28, 2012	September 30, 2011

GAAP net income		$582	$140
Non-GAAP adjustments:
Cost of revenue	A	20	—
Product development	B	4	—
Marketing and administrative	B	4	(6)
Amortization of intangibles	C	19	—
Other expense, net	D	(35)	12
Non-GAAP net income		$594	$146

Diluted net income per share:
GAAP		$1.42	$0.32

Non-GAAP		$1.45	$0.34

Shares used in diluted net income per share calculation		409	433

A   For the three months ended September 28, 2012, Cost of revenue on a GAAP basis totaled $2,671 million, while non-GAAP Cost of revenue was $2,651 million. The non-GAAP adjustments include amortization expense of other intangible assets, and other acquisition related expenses related to our December 2011 acquisition of Samsung Electronics Co., Ltd’s hard disk drive business (“Samsung HDD business”) and the August 2012 acquisition of LaCie S.A (“LaCie”).

B   For the three months ended September 28, 2012, Product development and Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the net impact of acquisition and integration costs associated with our acquisitions of Samsung’s HDD business, and LaCie.

For the three months ended September 30, 2011, non-GAAP adjustments to Product development and Marketing and administrative expenses reflect the net impact from the reversal of previously accrued litigation costs and a gain on the sale of a building, offset by costs associated with the previously announced transaction with Samsung and an adjustment to the expected exit costs related to certain sub-leased facilities.

C   For the three months ended September 28, 2012, Amortization of intangibles related to the acquisitions of Samsung’s HDD business and LaCie have been excluded on a non-GAAP basis.

D   For the three months ended September 28, 2012, Other expense, net on a GAAP basis was $24 million, while non-GAAP Other expense, net, was $59 million. The non-GAAP adjustment includes a gain recognized upon sales of certain strategic investments.

For the three months ended September 30, 2011, non-GAAP adjustments to Other expense, net reflect a loss related to the early retirement of the principal amount of our 10% secured notes and a write-down of an equity investment.